SUB-ITEM 77C: SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
FEDERATED SHORT-INTERMEDIATE DURATION MUNICIPAL TRUST

A Special Meeting of Shareholders of Federated Short-Intermediate
 Duration Municipal Trust (the "Trust") was held on October 28, 2013. On August 29, 2013, the record date for shareholders voting at the meeting, there were 102,324,084.667 total outstanding shares of the Trust.
The following item was considered by shareholders of the Trust and the results of their voting were as follows:

PROPOSAL TO ELECT CERTAIN TRUSTEES OF THE TRUST:

1. John T. Collins

For               Withheld
                 Authority
                  to Vote

92,410,168.551    942,564.532

2. Maureen Lally-Green

For                   Withheld
                      Authority
                      to Vote

92,350,522.013        1,002,211.070

3. P. Jerome Richey

For                      Withheld
                        Authority
                       to Vote

92,406,265.606          946,467.477



The following Trustees continued their terms:  John F. Donahue,
 J. Christopher Donahue, Maureen Lally-Green (having been previously appointed by the Board), Peter E. Madden, Charles
F. Mansfield, Jr., Thomas M. O'Neill, and John S. Walsh.


The Definitive Proxy Statement for this Special Meeting was filed with the Securities and Exchange Commission on September 10, 2013, and is incorporated by reference. (File No. 811-03181)